Exhibit 4.1(s)

FORTY-SECOND SUPPLEMENTAL INDENTURE
(to that certain Amended and Restated Indenture dated as of May 5, 2015)
Dated as of September 15, 2025
Relating to the Basin Electric Power Cooperative
First Mortgage Obligations, 2025 Series A Bonds, due October 15, 2055
Authorized by this Forty-Second Supplemental Indenture
BASIN ELECTRIC POWER COOPERATIVE
to
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE – THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, TOGETHER WITH THAT CERTAIN AMENDED AND RESTATED INDENTURE DATED AS OF MAY 5, 2015, AS HERETOFORE SUPPLEMENTED AND AMENDED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE COMPANY. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of September 15, 2025 (this “Forty-Second Supplemental Indenture”), is between BASIN ELECTRIC POWER COOPERATIVE, an electric cooperative corporation existing under the laws of the State of North Dakota, as Grantor (hereinafter called the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is 60 Livingston Avenue, Saint Paul, Minnesota 55107, and shall supplement the Indenture (as defined below). Capitalized terms used herein shall have the meanings ascribed to them in the Indenture and as provided in Section 1.1 hereof.
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of May 5, 2015 (which supplemented, amended and restated that certain Indenture, dated as of January 1, 1998, between the Company and the Trustee), as previously supplemented and amended, and as further supplemented hereby (the “Indenture”), for the purpose of securing its Outstanding Secured Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Indenture, which Indenture is filed of record as shown on Exhibit A hereto;
WHEREAS, the Board of Directors of the Company has established a new series of Additional Obligations to be designated as the Basin Electric Power Cooperative First Mortgage Obligations, 2025 Series A Bonds, due October 15, 2055 (the “2025 Series A Bonds”) in the original principal amount of SEVEN HUNDRED MILLION DOLLARS ($700,000,000); such 2025 Series A Bonds are being issued pursuant to that certain Purchase Agreement, dated as of October 6, 2025 (the “Purchase Agreement”), between the Company and the parties set forth in Schedule I of the Purchase Agreement; and the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Indenture;
WHEREAS, the Company will enter into that certain Exchange and Registration Rights Agreement with Wells Fargo Securities, LLC, PNC Capital Markets LLC, and U.S. Bancorp Investments, Inc., as representatives of the Purchasers (as defined therein), to be dated on or about October 14, 2025 (as it may be amended, supplemented or modified, the “Registration Rights Agreement”), pursuant to which the Company will agree to register the 2025 Series A Bonds under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”);
WHEREAS, the Company desires to execute and deliver this Forty-Second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the 2025 Series A Bonds as Additional Obligations and specifying the form and provisions of the 2025 Series A Bonds;
WHEREAS, Section 12.1 of the Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1;

WHEREAS, this Forty-Second Supplemental Indenture is permitted pursuant to the provisions of Section 12.1 C of the Indenture; and
WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of, premium, if any, and interest on the 2025 Series A Bonds, to make the 2025 Series A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the 2025 Series A Bonds, in accordance with its terms, have been done and taken; and the execution and delivery of this Forty-Second Supplemental Indenture has been in all respects duly authorized;
NOW, THEREFORE, THIS FORTY-SECOND SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of, premium, if any, and interest on the Outstanding Secured Obligations, including, when issued, the 2025 Series A Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the Cut-Off Date, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the 2025 Series A Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Indenture, including all such property, rights, privileges and franchises acquired since the Cut-Off Date (the descriptions of the real property included in said Trust Estate are set forth on Exhibit B hereto) subject to all exceptions, reservations and matters of the character therein referred to, and subject in all cases to Sections 5.2 and 11.2B of the Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.
PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default under the Indenture, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L and N of “Excepted Property” in the Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted

Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.
The Company may, however, pursuant to the Third Granting Clause of the Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.
SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Indenture as to property hereafter acquired any duly recorded or perfected (a) prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.
BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.
AND IT IS HEREBY COVENANTED AND DECLARED that the 2025 Series A Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. All words and phrases defined in Article I of the Indenture shall have the same meaning in this Forty-Second Supplemental Indenture, including any exhibit hereto, except as otherwise appears herein and in this Article or unless the context clearly requires otherwise. In addition, each of the following terms has the following meaning in this Forty-Second Supplemental Indenture unless the context clearly requires otherwise.
“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York, New York, or Bismarck, North Dakota, are required or authorized to be closed.
“close of business” means 5:00 p.m., New York City time.
“Closing Date” means October 14, 2025.
“Commission” is defined in the Recitals.
“Distribution Compliance Period” means, with respect to any 2025 Series A Bonds, the period of 40 consecutive days beginning on and including the later of (i) the day on which such 2025 Series A Bonds are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such 2025 Series A Bonds.
“Interest Payment Date” means April 15 and October 15 of each year, commencing on April 15, 2026.
“Par Call Date” means April 15, 2055 (the date that is six months prior to the maturity date of the 2025 Series A Bonds).
“Purchase Agreement” is defined in the Recitals.
“Record Date” means the 1st day (whether or not a Business Day) of the calendar month of such Interest Payment Date.
“Registration Rights Agreement” is defined in the Recitals.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Securities Act” is defined in the Recitals.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“2025 Series A Bonds” are defined in the Recitals.

ARTICLE II
THE 2025 SERIES A BONDS AND CERTAIN PROVISIONS RELATING THERETO
Section 2.1.    Authorization and Terms of the 2025 Series A Bonds. (i) There shall be established a series of Additional Obligations known as and entitled the “Basin Electric Power Cooperative First Mortgage Obligations, 2025 Series A Bonds, due October 15, 2055.”
The aggregate principal amount of the 2025 Series A Bonds which may be authenticated and delivered and Outstanding at any one time is limited to Seven Hundred Million Dollars ($700,000,000).
Pursuant to the Registration Rights Agreement, the Company will register the 2025 Series A Bonds under the Securities Act with the Commission. For the purposes of this paragraph and Exhibit C attached hereto, the 2025 Series A Bonds issued on the Closing Date shall be referred to as the “Initial 2025 Series A Bonds” and the 2025 Series A Bonds issued in exchange for Initial 2025 Series A Bonds pursuant to the Exchange Offer (as hereinafter defined) shall be referred to as the “Exchange 2025 Series A Bonds.” The Registration Rights Agreement requires the Company to register the Initial 2025 Series A Bonds (i) by exchanging the Initial 2025 Series A Bonds for Exchange 2025 Series A Bonds pursuant to a registered offer (the “Exchange Offer”) and/or (ii) if applicable, by filing an Alternative Registration Statement (as defined in the Registration Rights Agreement). For all purposes under this Forty-Second Supplemental Indenture, each series of the Initial 2025 Series A Bonds and the related Exchange 2025 Series A Bonds shall be treated as a single series of 2025 Series A Bonds.
The 2025 Series A Bonds shall bear interest as provided in the form of 2025 Series A Bonds attached hereto as Exhibit C.
(ii)     The principal of, premium, if any, and interest on the 2025 Series A Bonds shall be payable to the Person in whose name the 2025 Series A Bonds are registered at the close of business on the Record Date applicable to such Interest Payment Date or principal payment date. Interest on the 2025 Series A Bonds shall be computed on the basis of a 360-day year of twelve 30-day months, from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable in arrears on each Interest Payment Date. The 2025 Series A Bonds shall be dated the date of authentication.
(iii)    The 2025 Series A Bonds will be issued as one or more fully registered global bonds (each, a “Global 2025 Series A Bond”) and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Global 2025 Series A Bonds shall originally be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to the Depository’s Book-Entry System. Purchases of beneficial interests in the Global 2025 Series A Bonds will be made in book-entry form, without certificates. If at any time the Book-Entry System is discontinued for the 2025 Series A Bonds, the Global 2025 Series A Bonds will be exchangeable for other fully registered certificated 2025 Series A Bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a 2025 Series A Bond. The cost, if any, of preparing each new certificated 2025 Series A Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by the person requesting such exchange or transfer.
Section 2.2.    Form of the 2025 Series A Bonds; Transfer and Exchange.    (a) The Initial 2025 Series A Bonds are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial 2025 Series A Bonds will be resold initially only to (i) Persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A) (“QIBs”) in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in transactions outside the United States in reliance on Regulation S. The Initial 2025 Series A Bonds may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, in each case, subject to the restrictions on transfer set forth herein.
Initial 2025 Series A Bonds initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent Global 2025 Series A Bonds (collectively, the “Rule 144A Global 2025 Series A Bond”) and Initial 2025 Series A Bonds initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary Global 2025 Series A Bonds (collectively, the “Temporary Regulation S Global 2025 Series A Bond”), in each case substantially in the form of Exhibit C hereto, without interest coupons, and with the global securities legends and applicable restrictive legends set forth in Exhibit C hereto, and with such other appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.
Upon the consummation of the Exchange Offer, the Company shall issue, and the Trustee shall authenticate upon a Company Order, Exchange 2025 Series A Bonds in the form of one or more permanent Global 2025 Series A Bonds in exchange for Initial 2025 Series A Bonds accepted for exchange in the Exchange Offer, which Exchange 2025 Series A Bonds shall be substantially in the form of Exhibit C hereto, without interest coupons, and with the global securities legends set forth in Exhibit C hereto, and with such other appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture, but shall not bear the restrictive legends set forth in Exhibit C hereto, in each case unless the Holder of such Initial 2025 Series A Bonds is either (i) a broker-dealer who purchased such Initial 2025 Series A Bonds directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) a Person participating in the distribution of the Initial 2025 Series A Bonds or (iii) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company. After a transfer of any Initial 2025 Series A Bonds during the period of the effectiveness of an Alternative Registration Statement with respect to such Initial 2025 Series A Bonds, all requirements pursuant to this Section pertaining to restrictive legends on such Initial 2025 Series A Bonds shall cease to apply.
The Trustee’s authentication certificate to be executed on the 2025 Series A Bonds shall be substantially in the form of Exhibit D attached hereto.

(b)    The Initial 2025 Series A Bonds, and those Exchange 2025 Series A Bonds with respect to which any Person described in clause (a) above is the beneficial owner, may not be transferred except as otherwise provided herein and in compliance with the applicable restrictive legends contained in Exhibit C unless otherwise determined by the Company in accordance with applicable law.
Except as set forth herein, beneficial ownership interests in the Temporary Regulation S Global 2025 Series A Bond (x) will not be exchangeable for interests in the Rule 144A Global 2025 Series A Bond, a permanent Global 2025 Series A Bond (the “Permanent Regulation S Global 2025 Series A Bond” and, together with the Temporary Regulation S Global 2025 Series A Bond, the “Regulation S Global 2025 Series A Bond”), or any other 2025 Series A Bond prior to the expiration of the Distribution Compliance Period and (y) after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global 2025 Series A Bond or the Permanent Regulation S Global 2025 Series A Bond only upon certification that beneficial ownership interests in such Temporary Regulation S Global 2025 Series A Bond are owned either by non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act.
During the Distribution Compliance Period, beneficial ownership interests in the Temporary Regulation S Global 2025 Series A Bond may be sold, pledged or transferred only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for interest in a Permanent Regulation S Global 2025 Series A Bond) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
Beneficial interests in a Temporary Regulation S Global 2025 Series A Bond may be exchanged for interests in a Rule 144A Global 2025 Series A Bond if (x) such exchange occurs in connection with a transfer of 2025 Series A Bonds in compliance with Rule 144A, and (y) the transferor of the beneficial interest in such Temporary Regulation S Global 2025 Series A Bond first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in such Temporary Regulation S Global 2025 Series A Bond is being transferred (i) to a Person who the transferor reasonably believes to be a QIB, (ii) to a Person who is purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (iii) in accordance with all applicable securities laws of the States of the United States and other applicable jurisdictions.
Beneficial interests in a Rule 144A Global 2025 Series A Bond may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global 2025 Series A Bond, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (if applicable).
Section 2.3.    Optional Redemption. At any time, or from time to time, before the Par Call Date, the Company may redeem the 2025 Series A Bonds, at its option, in whole or in part, at a “make-whole” redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Series A Bonds to be redeemed discounted to the redemption date (assuming the 2025 Series A Bonds to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued on the 2025 Series A Bonds to be redeemed to the date of redemption; and 100% of the principal amount of the 2025 Series A Bonds to be redeemed; plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
At any time, or from time to time, on or after the Par Call Date, the Company may redeem the 2025 Series A Bonds at its option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2025 Series A Bonds being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be transmitted at least 30 days but not more than 60 days before the redemption date to each Holder of the 2025 Series A Bonds to be redeemed. Unless the Company defaults in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the 2025 Series A Bonds called for redemption.
If less than all of the 2025 Series A Bonds are to be redeemed, the Trustee will select pro rata or by lot or in such other manner as the Trustee shall deem fair and appropriate the 2025 Series A Bonds to be redeemed, provided that as long as the 2025 Series A Bonds are registered in the name of Cede & Co., as nominee of DTC, the 2025 Series A Bonds to be redeemed may be selected by DTC in accordance with applicable DTC procedures. The Trustee may select for redemption 2025 Series A Bonds and portions of 2025 Series A Bonds in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of such 2025 Series A Bonds redeemed in part will not be less than $2,000) and shall thereafter promptly notify the Company in writing of the numbers of 2025 Series A Bonds to be redeemed, in whole or in part.
In addition, the Company may at any time purchase 2025 Series A Bonds by tender, in the open market or by private agreement, subject to applicable law.
Section 2.4.    Rule 144A Reporting Requirement.     So long as any 2025 Series A Bond that remains Outstanding is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall, during any period in which the Company is not subject to and in compliance with Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or does not make voluntary filings pursuant to such Sections, furnish at the Company’s expense, upon the request of any Holder of a 2025 Series A Bond, to such Holder of a 2025 Series A Bond and to a prospective purchaser of such 2025 Series A Bond designated by such Holder the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 2.5.    Use of Proceeds. The Company shall use the proceeds of the 2025 Series A Bonds for capital expenditures and for general corporate purposes.
Article III
Miscellaneous
Section 3.1.    Supplemental Indenture. This Forty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as heretofore supplemented and amended, and as hereby supplemented is hereby confirmed. Except to the extent inconsistent with the express terms of this Forty-Second Supplemental Indenture and the 2025 Series A Bonds, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the 2025 Series A Bonds to the same extent as if specifically set forth herein.
Section 3.2.    Recitals; the Trustee. All recitals in this Forty-Second Supplemental Indenture are made by the Company only and not by the Trustee. All of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof, including in connection with the execution and delivery of this Forty-Second Supplemental Indenture, as fully and with like effect as if set forth herein in full. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Forty-Second Supplemental Indenture.
Section 3.3.    Successors and Assigns. Whenever in this Forty-Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 3.4.    No Rights, Remedies. Nothing in this Forty-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Forty-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.
Section 3.5.    Counterparts. This Forty-Second Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 3.6.    Security Agreement. To the extent permitted by applicable law, this Forty-Second Supplemental Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code. Additionally, this Forty-Second Supplemental Indenture shall, if appropriate, be an amendment to the financing documents originally filed in connection with the Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.
Section 3.7.     Mailing Addresses
The mailing address of the Company, as debtor, is:
Basin Electric Power Cooperative
1717 East Interstate Avenue
Bismarck, ND 58503-0564
and the mailing address of the Trustee, as secured party, is:
U.S. Bank Trust Company, National Association
Corporate Trust Services
60 Livingston Avenue
Saint Paul, MN 55107
Section 3.8.    Effectiveness. This Forty-Second Supplemental Indenture shall not be effective until the Trustee receives the certificates, opinions and other documents required under Section 1.6, Section 12.1, and Section 12.3 of the Indenture, which may be evidenced by the Trustee’s authentication of any 2025 Series A Bonds under this Forty-Second Supplemental Indenture.
Section 3.9    Governing Law. This Forty-Second Supplemental Indenture and the Additional Obligations shall be governed by and construed in accordance with the laws of the State of North Dakota.
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IN WITNESS WHEREOF, the parties hereto have caused this Forty-Second Supplemental Indenture to be duly executed as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

By: /s/ Todd Brickhouse
Name:	Todd Brickhouse
Title:	Chief Executive Officer & General Manager

(SEAL)

Attest:	/s/ James Horan
	Name:	James Horan
	Title:	Assistant Secretary
STATE OF NORTH DAKOTA      )
                                                         )  SS
COUNTY OF BURLEIGH             )
THE FOREGOING instrument was acknowledged before me this 15th day of September, 2025, by Todd Brickhouse, Chief Executive Officer & General Manager of Basin Electric Power Cooperative, a corporation, for and on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Lisa Carney
Lisa Carney
Notary Public
My commission expires: October 19, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: /s/ Quinton M. DePompolo
Name:	Quinton M. DePompolo
Title:	Vice President
STATE OF MINNESOTA      )
                                                 ) SS
COUNTY OF RAMSEY        )
THE FOREGOING instrument was acknowledged before me this 23rd day of September, 2025, by Quinton M. DePompolo, Vice President of U.S. Bank Trust Company, National Association, as Trustee, for and on behalf of said Trustee.
WITNESS my hand and official seal.

/s/ Jose Luis Gavilan
Notary Public
My commission expires: 1-31-2028

EXHIBIT A
[INDENTURE FILING INFORMATION]
[ To be attached by the Company prior to filing ]
[ Specific Filing Information varies by county and jurisdiction ]

EXHIBIT B
[PROPERTY ADDITIONS]
[ To be attached by Company prior to filing ]
[ Specific Property Additions vary by county and jurisdiction ]

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EXHIBIT C
[ FORM OF 2025 SERIES A BONDS ]
[If a Global 2025 Series A Bond, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
THIS GLOBAL SECURITY SHALL BE EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAMES OF PERSONS OTHER THAN DTC OR ITS NOMINEE ONLY IF (I) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS A DEPOSITARY FOR SUCH GLOBAL SECURITY, OR IF AT ANY TIME DTC CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AT A TIME WHEN DTC IS REQUIRED TO BE SO REGISTERED TO ACT AS SUCH DEPOSITARY AND, IN EACH CASE, NO SUCCESSOR DEPOSITARY SHALL HAVE BEEN APPOINTED BY THE COMPANY WITHIN 120 DAYS OF SUCH NOTICE, OR (II) THERE SHALL HAVE OCCURRED AN EVENT OF DEFAULT UNDER THE INDENTURE WITH RESPECT TO THE SECURITIES. ANY GLOBAL SECURITY THAT IS EXCHANGEABLE PURSUANT TO THE PRECEDING SENTENCE SHALL BE EXCHANGEABLE FOR SECURITIES REGISTERED IN SUCH NAMES AS THE DEPOSITARY SHALL DIRECT.] [If an Initial 2025 Series A Bond, then insert: ANY SECURITIES ISSUED IN EXCHANGE FOR SECURITIES INITIALLY OFFERED AND SOLD IN RELIANCE ON RULE 144A OR REGULATION S UNDER THE SECURITIES ACT PURSUANT TO THE PRECEDING TWO SENTENCES SHALL BEAR, AND BE SUBJECT TO, THE LEGENDS RELATING TO RESTRICTIONS ON TRANSFER REQUIRED BY THE INDENTURE RELATING HERETO.]
[If an Initial 2025 Series A Bond, then insert: THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY

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EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT:
(A)    SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY: (I)    (A) FOR SO LONG AS SUCH SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE COMPANY SO REQUESTS), (II) TO THE COMPANY, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND
(B)    THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
THE SECURITY EVIDENCED HEREBY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF SUCH SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THE SECURITY EVIDENCED HEREBY SHALL BE DEEMED BY THE ACCEPTANCE OF SUCH SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

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[If a Regulation S Global 2025 Series A Bond, then insert: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OR THE DATE OF ISSUANCE OF SUCH SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED HEREIN SHALL HAVE THE MEANING GIVEN TO THEM BY REGULATION S.]
[If a certificated 2025 Series A Bond, then insert: IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

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BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2025 SERIES A BONDS, DUE OCTOBER 15, 2055
REGISTERED OWNER: CEDE & CO., as nominee of The Depository Trust Company
PRINCIPAL AMOUNT: _______________
ISSUANCE DATE: ___________________, 2025
CUSIP NO.: _________________________
NO. RA-___________                                                                       $_______________________
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota, hereby promises to pay to the registered owner referred to above, or registered assigns, the principal sum of [*] DOLLARS (or so much thereof as shall not have been redeemed) on October 15, 2055, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at a rate of 5.85% per annum from the date hereof, payable semiannually on the 15th day of April and October in each year, commencing April 15, 2026, until the principal hereof shall have become due and payable.
This Bond is one of a series of the 2025 Series A Bonds (herein called the “Bonds”) issued pursuant to the Forty-Second Supplemental Indenture dated as of September 15, 2025 (the “Forty-Second Supplemental Indenture”), between the Company and the Trustee named therein, which supplements the Amended and Restated Indenture dated as of May 5, 2015 (as amended and supplemented from time to time, the “Indenture”) and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Bond shall have the respective meanings ascribed to such terms in the Forty-Second Supplemental Indenture.
[If an Initial 2025 Series A Bond, then insert: Notwithstanding any other provision of this Bond to the contrary, if (i) the Company fails to file a registration statement under the Securities Act relating to the Exchange Offer (the “Exchange Offer Registration Statement”) on or prior to the 210th day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective by the Commission or does not otherwise become effective on or before the 360th day after the Closing Date, (iii) the Exchange Offer has not been completed within 60 Business Days after the initial effective date of the Exchange Offer Registration Statement, (iv) an Alternative Registration Statement is required to be filed pursuant to the Registration Rights Agreement but is not filed with the Commission on or prior to the later of (x) the 30th Business Day after the date such obligation to file arises or (y) the 210th day after the Closing Date, (v) an Alternative Registration Statement is required to be filed pursuant to the terms of the Registration Rights Agreement but is not declared effective by the Commission or does not otherwise become effective on or prior to the later of (x) the 150th day after the date such obligation to file arises or (y) the 360th day after the Closing Date, or (vi) the Exchange Offer Registration Statement or Alternative Registration Statement, as applicable, is filed and declared effective but thereafter either (x) is withdrawn by the Company or (y) becomes subject to an

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effective stop order issued pursuant to the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted under the Registration Rights Agreement, including with respect to any Alternative Registration Statement, during any applicable Suspension Period (as defined in the Registration Rights Agreement)) without being succeeded within 30 days from the date such registration statement was suspended by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (vi), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then additional interest on the Bonds will accrue (in addition to the stated interest on the Bonds) at a rate of (x) 0.25% per annum for the first 90 days of a Registration Default Period and (y) at a rate per annum of 0.50% thereafter (such additional interest, “Special Interest”) on the principal amount of the Bonds, from the date on which any Registration Default has occurred to the date on which all such Registration Defaults have been cured. Special Interest shall accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time. Immediately upon the cure of all Registration Defaults, the accrual of Special Interest will cease and the interest rate on the Bonds shall revert to the original rate.]
The principal of, premium, if any, and interest, on this Bond are payable at the principal corporate trust office of the Trustee, or of its successor as Trustee, or, at the option of the owner of this Bond, at the principal office of any Paying Agent appointed in accordance with the Indenture; provided, however, that, subject to the next succeeding paragraph, interest may be payable, at the option of the Trustee, by check or draft drawn upon the Trustee and mailed to the registered address of the registered owner of this Bond as of the close of business on the applicable Record Date (as defined in the Forty-Second Supplemental Indenture), or, at the written request of the registered owner of Bonds in an aggregate principal amount greater than or equal to $1,000,000 delivered to the Trustee at least five days prior to the Record Date next preceding such payment date, by wire transfer to a wire transfer address in the continental United States as set forth in such request. Payment of the principal of and interest on this Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.
Notwithstanding any other provision of this Bond to the contrary, so long as this Bond shall be registered on books of the Company kept by the Obligation Registrar (as defined in the Indenture) in the name of The Depository Trust Company, a New York corporation (“DTC”), or its nominee, the provisions of the Indenture governing the Book-Entry System (as defined in the Indenture) shall govern the manner of payment of the principal of, premium, if any, and interest on, this Bond.
Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the owner of this Bond, the terms upon which this Bond is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Bond assents by the acceptance of this Bond.

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The Bond is transferable, as provided in the Indenture, only upon the registration books of the Company maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney. The Obligation Registrar shall not be obliged to (i) make any exchange or transfer of this Bond during the period beginning at the opening of business fifteen days next preceding the Record Date for any payment of interest on the Bond, (ii) make any exchange or transfer of this Bond during the period beginning at the opening of business fifteen days next preceding the date of the mailing of the notice of redemption of the Bond or (iii) register the transfer of or exchange of any Bond so selected for redemption in whole or in part, except the unredeemed portion of a Bond being redeemed in part.
The Bonds are issuable in the form of fully registered global bonds without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Upon payment of any required tax or other governmental charge and, subject to such conditions, the Bond, upon the surrender thereof at the principal office of the Obligation Registrar, with a written instrument of transfer satisfactory to the Obligation Registrar, duly executed by the registered owner or his duly authorized attorney, may, at the option of the registered owner thereof, be exchanged for an equal principal amount of Bonds of the same interest rate and in any other authorized denominations.
This Bond is also subject to optional redemption, in whole or from time to time in part, at the times and on the terms specified in Forty-Second Supplemental Indenture, but not otherwise.
If an Event of Default under the Indenture occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Indenture.

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This Bond shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Bond shall be governed by, the law of the State of North Dakota excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BASIN ELECTRIC POWER COOPERATIVE

By
Name:
Its:

[SEAL]

Attest:

By:
Name:
Title:

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EXHIBIT D
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Date of Authentication: ___________________, 2025